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                                                                   EXHIBIT 16.1


                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]

January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Bikers Dream, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

COOPERS & LYBRAND L.L.P.